SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 2, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 7, 2005, Security Capital Corporation (the “Company”) announced that on March 2, 2005 it received a letter from the American Stock Exchange (“AMEX”) granting the Company an extension of time until March 11, 2005 to file its Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”) and regain compliance with AMEX’s continued listing standards.

The letter from AMEX advised the Company that it is not in compliance with the continued listing standards of AMEX because the Company failed to timely file the Third Quarter Form 10-Q, as required pursuant to Sections 134 and 1101 of the AMEX Company Guide (the “Company Guide”).  AMEX also noted that, under Section 1003(d) of the Company Guide, AMEX will consider delisting any security which fails to comply with the listing or other agreements with AMEX in any material respect.

The Company is required to immediately provide AMEX with written notice if the Company determines that it has not made significant progress regarding the filing of the Third Quarter Form 10-Q by March 11, 2005.  Failure to regain compliance with AMEX’s continued listing standards by no later than March 11, 2005 will likely result in AMEX initiating delisting proceedings pursuant to Section 1009 of the Company Guide.

On March 7, 2005, the Company issued a press release announcing that AMEX granted it an extension of time until March 11, 2005 to file its Third Quarter Form 10-Q.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)           Exhibits.

99.1                                                                           Press Release of Security Capital Corporation, dated March 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
Name: William R. Schlueter
Title: Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated March 7, 2005.